UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18 Technology Drive, Suite 110 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2025, ReShape Lifesciences Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) to act as the Company’s exclusive sales agent with respect to the issuance and sale of up to $9,700,000 of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), from time to time in an at-the-market public offering (the “Offering”).

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-287168), which was previously declared effective by the Securities and Exchange Commission, and a related prospectus.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), or in privately negotiated transactions. Maxim will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices. The compensation payable to Maxim for sales of Shares pursuant to the Sales Agreement will be 3.0% of the gross proceeds for any Shares sold through Maxim. In addition, the Company has agreed to reimburse Maxim for the reasonable fees and expenses of its counsel up to a maximum of $50,000 in connection with the establishment of the Offering and $3,000 per due diligence update session in connection with the Offering. The Sales Agreement may be terminated by the Company and/or Maxim in accordance with the terms therein. The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Sales Agreement and agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act.

The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement. The Offering will terminate upon the earlier of the sale of Shares under the Sales Agreement having an aggregate offering price of $9,700,000 or the termination of the Sales Agreement by either the Company and/or Maxim in accordance with the terms of the Sales Agreement. In addition, sales of Shares under the Offering shall not exceed $9,700,000, unless and until the Company files an amended or new prospectus.

A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

In connection with the Offering, the legal opinion of Fox Rothschild LLP as to the legality of the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated May 30, 2025, by and between ReShape Lifesciences Inc. and Maxim Group LLC
5.1	Opinion of Fox Rothschild LLP
23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
Chief Executive Officer

Dated: May 30, 2025